Blue Mountain
CAPITAL MANAGEMENT LLC

280 Park Avenue
12th Floor
New York, NY 10017

T. 212 905 3900
F. 212 905 3901

January 29, 2018

SAExploration Holdings, Inc.
Attn: Jeff Hastings, Chairman & CEO
1160 Dairy Ashford Rd., Suite 160
Houston, Texas 77079

Dear Mr. Hastings:

I hereby resign as Director of the Company with effect from the date hereof. I confirm that I have no outstanding claims against the Company in respect of remuneration or otherwise.

Your faithfully,

Michael Kass